Exhibit 99.1
O2Diesel Announces Changes to its Management Team with the Appointment of a new President and Chief Operating Officer
NEWARK, DE, August 3, 2005 . O2Diesel Corporation (AMEX:OTD) is pleased to announce that Rick Roger has agreed to join the company as President and Chief Operating Officer on a full time basis effective October 15, 2005.
Rick Roger comes to O2Diesel from his position as Chief Executive Officer at Performance Transportation Services, Inc. (“PTS”), the second largest transportation provider of finished vehicles in North America, and the parent company of Hadley Auto Transport, E and L Auto Transport and Leaseway Auto Carriers. Roger will remain active in PTS as the Chairman of the Board.
Immediately before his appointment at PTS, Rick Roger gained considerable fuel distribution experience as Chief Executive Officer of U.S. Fleet Services, which at the time was the US’s largest mobile fuel service provider. Prior to working at US Fleet, Rick Roger spent 20 years in the trucking and logistics sector with Ryder Systems holding various operational and executive positions — the most recent being Senior Vice President of Operations leading a business in excess of $1 billion annually.
“Rick brings a huge amount of extremely relevant industry and management experience to the O2Diesel team,” said Alan Rae O2Diesel ‘s Chief Executive Officer. “His knowledge of fuel logistics and distribution will be invaluable as we step up our commercial expansion, while his experience of running and buying fuel for large fleets will enable us to better understand the needs of our customers from a product and service viewpoint. Rick’s contribution as a Board member over the last fifteen months has been substantial and I am looking forward to working closely with him to deliver the potential we believe O2Diesel is capable of.”
“Having served as an O2Diesel Board member over the past year, I am excited to be able to work on developing the commercialization of this oxygenated ethanol-blended clean diesel fuel. I truly believe this product can help to dramatically improve air quality and ultimately reduce our dependence on fossil fuels,” stated Rick Roger.
Rick Roger’s appointment as an executive of O2Diesel prevents him from retaining “independent” status as a member of the Board of Directors. Accordingly, and in order for O2Diesel to retain a majority of independent directors as required by AMEX, Rick Roger has resigned his position on the Board.
On July 28, 2005, David Koontz announced his plans to resign as Chief Financial Officer, Treasurer & Secretary of the Company, effective August 6, 2005. Mr. Koontz plans to pursue other interests. Mr. Koontz will continue as a director of the Company and will work closely with management in transitioning his responsibilities to the new Chief Financial Officer currently being sought by the Company. There was no disagreement with the Company on any matter relating to the Company’s operations, policies or practices that led to his resignation.

More about O2Diesel: The Company and Its Fuel Technology.
O2Diesel Corporation (AMEX: OTD) is a pioneer in the commercial development of a cleaner-burning diesel fuel alternative that provides excellent performance and environmental benefits for centrally fueled fleets and off-road equipment of all kinds. Engineered and designed for universal application, O2Diesel™ is an ethanol-diesel blend treated with the company’s proprietary natural oil-derived stabilizing additive that substantially reduces harmful emissions without sacrificing power and performance. Extensive independent and government-recognized laboratory and in-use field tests have demonstrated the effectiveness of O2Diesel™ — the introduction of this cost-effective, cleaner-burning diesel fuel is now underway in the United States and other global markets. For more information please refer to www.o2diesel.com.
Forward-Looking Statements
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding O2Diesel’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. Forward-looking statements are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements, including, without limitation, the failure to obtain adequate financing on a timely basis and other risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of O2Diesel. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital, unexpected costs, failure to gain product approval in the United States or foreign countries for the commercialization and distribution of our products and failure to capitalize upon access to new markets. O2Diesel disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. “O2Diesel” and “CityHome” are trademarks of O2Diesel Corporation.

Media Contact:	Company Contact:
Jeff Davis	Alan Rae
+1 (619) 233-3030	+1 (302) 266-6000
pr@o2diesel.com